EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Emerson Radio Corp. and Subsidiaries
Parsippany, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-63515) of Emerson Radio Corp. and Subsidiaries of our report dated June 28, 2004, relating to the consolidated financial statements, and schedule of Emerson Radio Corp. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended March 31, 2004.

BDO Seidman, LLP
New York, New York

June 28, 2004